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                                                                Exhibit 99.1


NEWS RELEASE

THE LACLEDE GROUP
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                                      720 OLIVE STREET, ST. LOUIS, MO 63101


                                      CONTACT: George L. Csolak
                                               (314) 342-0652

FOR RELEASE -April 29, 2004

         The Board of Directors of The Laclede Group, Inc. at a meeting held April 29, 2004 declared a quarterly dividend of 34 cents per share on the $1 Par Common Stock, payable July 1, 2004, to stockholders of record on June 11, 2004.

         In addition, the Board of Directors of Laclede Gas Company declared a quarterly dividend of 31 1/4 cents per share on Preferred Stock, Series B, and a quarterly dividend of 28 1/2 cents per share on Preferred Stock, Series C, payable June 30, 2004 to stockholders of record June 11, 2004.